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                                                               EXHIBIT 23.2

                         [FLUOR DANIEL, INC. LETTERHEAD]



May 28, 1999


MidAmerican Energy Holding Company
302 South 36th Street, Suite 400
Omaha, Nebraska 68131

Attention:  Mr. James A. Flores
            Vice President, Project Finance

Subject:  Salton Sea Funding Corporation
          $285,000,000 7.475% Senior Secured Series F Bonds Due
          November 30, 2018

This letter is furnished relating to the sale by Salton Sea Funding Corporation (the "Issuer") of $285,000,000 of 7.475% Senior Secured Series F Bonds Due November 30, 2018 (the "Securities") as more fully described in the Registration Statement of Salton Sea Funding Corporation, Salton Sea Brine Processing L.P., Salton Sea Power Generation L.P., Fish Lake Power LLC, Vulcan Power Company, CalEnergy Operating Corporation, Salton Sea Royalty LLC. VPC Geothermal LLC,
San Felipe Energy Company, Conejo Energy Company, Niguel Energy Company, Vulcan/ BN Geothermal Power Company, Leathers, L.P., Del Ranch L.P., Elmore, L.P., Salton Sea Power L.L.C., CalEnergy Minerals LLC, CE Turbo LLC, CE Salton Sea Inc. and Salton Sea Minerals Corp. on Form S-4 dated May 27, 1999 filed with the Securities and Exchange Commission by the Issuer (the "Registration Statement"), and prepared in connection with the sale of the Securities.

Fluor Daniel, Inc. was retained as the Independent Engineer by CalEnergy Company (predecessor of MidAmerican) and it prepared an Independent Engineer's Report dated September 23, 1998 (the "Report") included as Appendix B to the Registration Statement. Such Report contains facts, opinions and conclusions of the Independent Engineer and is subject to various qualifications, assumptions and conditions applicable thereto. Further, such Report is valid as of September 23, 1998.

On the basis of the foregoing, Fluor Daniel, Inc. Consents to the inclusion of the Report in the Registration Statement.

Very truly yours,

/s/ Alvin Ayria
--------------------
Alvin Ayria